Exhibit 23
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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (file number 333-117270) of our report, dated March 15, 2010 on our audits of the consolidated financial statements of Monroe Bancorp as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, which report is incorporated by reference in Monroe Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.


/s/BKD, LLP

Indianapolis, Indiana
March 15, 2010